Exhibit 10.2

Diginex Limited

and

Matter DK ApS

LOAN AGREEMENT

THIS AGREEMENT is dated 23rd May 2025 and is made

BETWEEN:

(1)	Diginex Limited whose registered address 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009 Cayman Islands (the” Lender”);

(2)	Matter DK ApS, a company incorporated in Denmark whose registered company CVR number is 38402021, and whose registered office is at Toldbodgade 31,3. Floor, 1253 Copenhagen, Denmark (the “Borrower”)

The Lender and the Borrower together the “Parties”.

WHEREAS:

(1)	The Lender has agreed to provide the Borrower with the Loan upon the terms and subject to the conditions of this Agreement.

IT IS HEREBY AGREED:

1.	Definitions And Interpretation

1.1	The definitions and rules of interpretation in this clause apply in this agreement.

“Business Day”	a day (other than a Saturday or a Sunday) on which commercial banks are open for general business in London;

“Event of Default”	any event or circumstance listed in Schedule 1;

“Loan”	the total principal amount outstanding under this agreement;

“Indebtedness”	any obligation to pay or repay money, present or future, whether actual or contingent, sole or joint;

“MOU”	Memorandum of Understanding as signed by the parties on 23 May 2025 in relation to the Acquisition.

“Acquisition”	The completion of the purchase of 100% of the share capital of the Borrower by the Lender.

“EUR”	EURO, currency of European Union

1.2	Clause, schedule and paragraph headings do not affect the interpretation of this agreement.

1.3	A reference to a person shall include a reference to an individual, firm, company, corporation, unincorporated body of persons, or any state or any agency of that person).

1.4	A reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force for the time being, taking account of any amendment or extension, or re-enactment and includes any former statute, statutory provision or subordinate legislation which it amends or re-enacts.

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1.5	A reference to a clause or schedule is to a clause of or a schedule to this agreement unless the context requires otherwise.

1.6	A reference to writing or written includes faxes but not e-mail.

1.7	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.8	Unless the context otherwise requires, words in the singular include the plural and in the plural include the singular.

1.9	A reference to continuing in relation to an Event of Default means an Event of Default which has not been remedied or waived.

2.	The LOAN

The Lender will loan to the Borrower a total principal amount of EUR250,000 on the terms and subject to the conditions of this agreement.

The loan will be drawn down in three tranches:

Within 3 business days of the date of this MOU	EUR 150,000

30 days following the signing of the MOU	EUR 50,000

60 days after the signing of the MOU	EUR 50,000

3.	Interest

3.1	The Borrower shall pay interest on the Loan at a rate of 5% per annum, accruing from the day the Loan principal is credited to the Borrower’s bank account until Repayment Date.

3.2	If the Borrower fails to make any payment due under this agreement on the due date for payment, interest on the unpaid amount shall accrue daily, from the date of non-payment to the date of actual payment, at a rate of 25% per annum.

4.	Repayment OF OUTSTANDING LOAN

Repayment

4.1	The Borrower will repay all amounts outstanding together with all accrued interest only if the Lender fails to acquire 100% of the share capital of the Borrower under permitted reasons disclosed in the MOU. Repayment will be due 60 days after notification from the Lender that they will not proceed with the Acquisition.

Early Repayment

4.2	This Loan can be repaid early at the discretion of the Borrower any time from the date of this Agreement

4.3	This Loan must be repaid immediately with the proceeds raised from either a debt or equity placing made by the Borrower.

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5.	Payments

5.1	All payments made by the Borrower under this agreement shall be in EUR:

(a)	in full, without any deduction, set-off or counterclaim; and

(b)	in immediately available cleared funds on the due date to the account that the Lender may specify to the Borrower.

5.2	Time shall be of essence in making each payment under this agreement.

6.	Event Of Default

At any time after an Event of Default has occurred and is continuing, the Lender may give notice to the Borrower, stating that the Loan is immediately due and payable or payable on demand.

7.	Costs

Each party shall pay its own costs in relation to the preparation and negotiation of the terms of this agreement.

8.	Remedies, Waivers, Amendments And Consents

8.1	Any amendment to this agreement shall be in writing and signed by, or on behalf of, each party.

8.2	Any waiver of any right or consent given under this agreement is only effective if it is in writing and signed by the waiving or consenting party. It shall apply only in the circumstances for which it is given and shall not prevent the party giving it from subsequently relying on the relevant provision.

8.3	No delay or failure to exercise any right under this agreement shall operate as a waiver of that right.

8.4	No single or partial exercise of any right under this agreement shall prevent any further exercise of that right (or any other right under this agreement).

8.5	Rights and remedies under this agreement are cumulative and do not exclude any other rights or remedies provided by law or otherwise.

9.	Severance

9.1	The invalidity, unenforceability or illegality of any provision (or part of a provision) of this agreement under the laws of any jurisdiction shall not affect the validity, enforceability or legality of the other provisions.

9.2	If any invalid, unenforceable or illegal provision would be valid, enforceable and legal if some part of it were deleted, the provision shall apply with whatever modification as is necessary to give effect to the commercial intention of the parties.

10.	Counterparts

This agreement may be executed and delivered in any number of counterparts, each of which is an original and which, together, have the same effect as if each party had signed the same document.

11.	Third Party Rights

A person who is not a party to this agreement cannot enforce, or enjoy the benefit of, any term of this agreement.

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12.	Notices

12.1	Each notice or other communication required to be given under, or in connection with, this agreement shall be:

(a)	in writing, delivered personally or sent by pre-paid first-class letter, registered airmail or fax; and

(b)	sent for the attention of the relevant party to its registered office or to any other addresses or fax numbers that are notified in writing by one party to the other from time to time.

12.2	Any notice or other communication given by a party shall be deemed to have been received:

(a)	if sent by fax, when received in legible form;

(b)	if given by hand, at the time of actual delivery;

(c)	if posted within the Denmark, on the second Business Day following the day on which it was despatched by pre-paid first-class post; and

(d)	if posted overseas, on the fifth Business Day following the day on which it was despatched by pre-paid registered airmail.

12.3	A notice or other communication given as described in clause 12.2(a) or clause 12.2(b) on a day which is not a Business Day, or after normal business hours in the place of receipt, shall be deemed to have been received on the next Business Day.

13.	Governing Law And Jurisdiction

13.1	This agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, the law of Cayman Islands.

13.2	The parties to this agreement irrevocably agree that the courts of Cayman Islands shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement or its subject matter or formation (including non-contractual disputes or claims).

IN WITNESS WHEREOF this agreement has been entered into on the date first stated above.

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Schedule 1

EVENTS OF DEFAULT

1.	Non-payment

The Borrower fails to pay any sum payable under this agreement when due, unless its failure to pay is caused solely by an administrative error or technical problem and payment is made within three Business Days of its due date.

2.	Insolvency

2.1	The Borrower stops or suspends payment of any of its debts, or is unable to, or admits its inability to pay its debts as they fall due.

2.2	The Borrower commences negotiations, or enters into any composition or arrangement, with one or more of its creditors with a view to rescheduling any of its Indebtedness (because of actual or anticipated financial difficulties).

2.3	A moratorium is declared over any of the Borrower’s Indebtedness.

2.4	Any bona fide action, proceedings, procedure or step is taken for:

(a)	the suspension of payments, winding up, dissolution, administration or reorganisation (using a voluntary arrangement, scheme of arrangement or otherwise) of the Borrower; or

(b)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Borrower or any of its assets.

2.5	A distress, attachment, execution, expropriation, sequestration or other legal process is levied, enforced or sued out on, or against, the Borrower’s assets and is not discharged or stayed within 21 days.

2.6	An event or circumstance referred to in paragraphs 2.1 – 2.5 inclusive shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement or, if earlier, the date on which it is advertised.

3.	Illegality

All or any part of this agreement becomes invalid, unlawful, unenforceable, terminated, disputed or ceases to have full force and effect.

4.	Repudiation

The Borrower repudiates (or shows an intention to repudiate) this agreement.

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Executed by Diginex Limited as Lender	)	Miles Pelham
_______________	)	Chairman
)
/s/ Miles Pelham

Executed by Matter DK ApS as Borrower	)	Niels Fibaek-Jensen
_______________	)	Chief Executive Officer

	)	/s/ Niels Fibaek-Jensen

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